                               PRELIMINARY COPY

                   PROFESSIONAL VETERINARY PRODUCTS, LTD.
                                10100 J Street
                            Omaha, Nebraska  68127

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Shareholders of Professional Veterinary Products, Ltd:

     Notice is hereby given that a special meeting of shareholders of Professional Veterinary Products, Ltd. (the "Company") will be held at Bartle Hall Convention Center, 301 West 13th, Kansas City, Missouri 64105 on Saturday, August 17, 1996, at 8:00 a.m., Central Daylight Time, for the purposes of considering and voting upon the following matters:

     1. To amend the Company's Articles of Incorporation by amending Article III to provide that the Company shall not pay any dividends on its capital stock; providing for the repurchase of stock owned by a shareholder of the Company at the price paid for such stock by the shareholder; fixing the price of a share of common stock at $3,000 per share, or such lesser amount as determined by the Company's Board of Directors; and to provide for restrictions on the sale, assignment or other transfer of the stock by all shareholders.

     2.  To amend the Company's Articles of Incorporation by adding a new
Article X governing disposition of Company assets upon the liquidation or dissolution of the Company.

     3. To amend the Bylaws of the Company to make them consistent with the Company's Articles of Incorporation by replacing Article VI, Section 5 in its entirety, and deleting certain language in Article VI, Section 4 of the Bylaws.

     4. To transact such other business as may properly come before the special meeting or any adjournment thereof.

     Only shareholders of record at the close of business on July 15, 1996, will be entitled to notice of and to vote at this meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to assure the presence of a quorum, you are requested to promptly sign, date and return your proxy in the enclosed, self-addressed, stamped envelope whether or not you plan to attend the meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              Dr. Lionel Reilly, President

July   , 1996

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                          PRELIMINARY PROXY STATEMENT

                    PROFESSIONAL VETERINARY PRODUCTS, LTD.
                                10100 J STREET
                            OMAHA, NEBRASKA  68127

                               PROXY STATEMENT

                      Special Meeting of Shareholders

                               August 17, 1996

                                 INTRODUCTION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Professional Veterinary Products, Ltd. (the "Company") of proxies for use at the special meeting of shareholders of the Company to be held on August 17, 1996 (the "Special Meeting"). This proxy statement and the enclosed proxy are first being sent to shareholders on or
about July   , 1996.

     Only holders of Company common stock of record at the close of business on July 15, 1996, the record date established by the Board of Directors for the Special Meeting, are entitled to notice of and to vote at the Special Meeting and any adjournment thereof. On the record date, there were 870 shares of Company common stock issued and outstanding held by 870 shareholders of record. Each share of common stock is entitled to one vote on each matter properly presented to the Special Meeting.

     Proxies solicited by the Board of Directors will be voted in accordance with instructions on the proxy. Unless a contrary instruction is indicated, proxies will be voted FOR the proposals to amend the Articles of Incorporation and Bylaws of the Company, as described in more detail below.

     Prior to the Special Meeting, the Company's Board of Directors will appoint inspectors of election and tellers of vote. The inspectors and tellers will tally all votes cast in person or by proxy for the proposed amendments to the Articles of Incorporation and Bylaws. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is necessary to constitute a quorum. If a quorum is not present in person or represented by proxy, the shareholders entitled to vote, present or represented by proxy, have the power to adjourn the Special Meeting from time to time, without notice other than an announcement at the Special Meeting, until a quorum is present or represented.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS TO AMEND THE ARTICLES OF INCORPORATION AND BYLAWS OF THE COMPANY.

     A shareholder may revoke his or her proxy at any time prior to its exercise by filing with the Secretary of the Company or the presiding officer of the Special Meeting a written notice of revocation. A shareholder attending the Special Meeting may revoke his or her proxy in person at the Special Meeting at any time prior to its exercise and a shareholder's proxy may be revoked or superseded by a duly executed proxy of later date.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or facsimile on behalf of the Company without additional compensation for such services.

     THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY and delegates discretionary authority with respect to additional matters which properly come before the Special Meeting. Although the Board of Directors is not aware of any additional matter, if other matters do properly come before the Special Meeting, proxies will vote thereon in accordance with their best judgment.

PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

     The Board of Directors has approved for submission to a vote of the shareholders a proposal to amend the Company's Articles of Incorporation and Bylaws in certain respects, and as described in more detail below. Appendix A to this Proxy Statement contains the complete text of the proposed Certificate of Amendment to the Articles of Incorporation, including the new language to the Articles of Incorporation (which is underlined or in all capital letters), and the current language which is to be deleted (which has a line marked through it or is in brackets). Appendix B to this Proxy Statement contains the complete text of the proposed Sixth Amendment to the Bylaws of the Company, including the new language (which is underlined or in all capital letters), and the current language which is to be deleted (which has a line marked through it or is in brackets).

Background

     In August 1995 the Company registered its common stock with the Securities and Exchange Commission ("SEC") under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange

Act"). Issuers engaged in interstate commerce with total assets exceeding $10 million ($5 million in 1995 at the time of the Company's registration) and that have outstanding "securities" held by 500 or more shareholders are required to register under Section 12(g) of the Exchange Act.

     As an Exchange Act registered company, the Company is required to file a number of reports and documents with the SEC, including, but not limited to, quarterly reports on Form 10-Q, and annual reports on Form 10-K. Such SEC filings, and the legal and accounting costs which are incurred in connection therewith, as well as other obligations imposed under federal securities laws (including obligations imposed under the Securities Act of 1933), impose a significant cost, both in monetary cost and management time, upon the Company. After further review by Company management and the Board of Directors of the costs and benefits to the Company of such Exchange Act registration, the Board of Directors directed counsel for the Company to explore whether the Company could obtain a determination from the Staff of the SEC that the Company's common stock did not constitute a "security" for purposes of the federal securities laws.

     After further legal review and consultation with the SEC Staff by legal counsel for the Company, on June 27, 1996, the Company submitted a letter to the SEC, requesting that the SEC Staff not recommend any action to the Securities and Exchange Commission with respect to the issuance of its common stock by the Company without registration under the Securities Act of 1933 and the deregistration by the Company of its common stock under the Exchange Act. The letter requested from the SEC is commonly referred to as a "No-Action Letter." Such No-Action Letter is based on the factual and legal representations made to the SEC in the request letter, and merely expresses the SEC Staff's position on any potential enforcement action, and does not purport to express any legal conclusion on the questions presented. On July 12, 1996, the SEC Staff issued a No-Action Letter to the Company confirming the Company's request, subject to the approval and execution of the proposed amendments to the Articles of Incorporation and Bylaws.

     In requesting the SEC No-Action letter, the Company focused on the following factors which its believes supports its position that its common stock is not a "security" for purposes of federal securities laws. These factors include certain matters which are based on the Company's adoption of the proposed amendments to the

Articles of Incorporation and Bylaws.

     (1) The stock can only be issued to licensed, practicing veterinarians, who purchase it for the purpose of gaining membership in a veterinary buying cooperative organization.

     (2) The issuance and repurchase price of such stock is set at the same fixed price, so that the shareholder may not receive more for such stock than the initial price paid for it.

     (3) No dividends have been paid on the stock, and are prohibited to be paid under the Articles of Incorporation and Bylaws, as proposed to be amended.

     (4) The Articles of Incorporation, as proposed to be amended, prohibit the sale or transfer (including pledge or hypothecation) of the stock, except back to the Company at the initial purchase price.

     (5) There is not, and never has been, any trading market in the Company's stock.

     (6) The rebates received by the shareholders of the Company are based solely on the volume of purchases by the shareholder from the Company, and not on the number of shares of stock held by a shareholder.

     (7) Upon liquidation or dissolution of the Company, the shareholder is entitled to receive back only the initial purchase price of the stock.

     (8) The Company has the right to repurchase the stock at the initial sale price if the holder should no longer be a licensed, practicing veterinarian.

     Upon the basis of these factors, and others described in the Company's request letter, the Company has requested and received the affirmation by the SEC Staff, through means of a No-Action letter, that the Company's stock is not a security has defined under the federal securities laws.

Proposed Amendments to the Articles of Incorporation

     (1) Prohibition on Payment of Dividends. The first proposed revision to the Articles of Incorporation is the addition of a sentence to Article III(A) which states that the Company shall not pay any dividends on its capital stock. The term "capital stock" is used in order to be consistent with the existing language in Article III, and refers to the "common stock" which is issued to each shareholder of the Company. No dividends have ever been paid on the common stock of the Company, and none are anticipated to be paid. The Board of Directors considers this additional language to be consistent with the past and current policies of the Company, and that this amendment formalizes such policies in the Company's Articles of Incorporation. This prohibition does not affect the issuance of rebates to shareholders, which are based on the percentage of purchases made by such shareholders.

     (2) Repurchase of Stock by the Company. The second proposed revision is the addition of a sentence to Article III(C) which states that in the event a shareholder is no longer qualified to be a shareholder under Article III(B) (i.e., is no longer a licensed, practicing veterinarian), the Company has the right to purchase the stock at the initial sale price paid by the shareholder.

     The class of persons or entities that are eligible to become shareholders of the Company is limited by the qualifications of Article III(B). Those qualifications which are imposed on shareholders under Article III(B) include the requirement that the shareholder be a licensed, practicing veterinarian (or business entity comprised of veterinarians). Each shareholder is required to purchase one share of stock (and one share only) for a designated purchase price. The initial organizational shares were issued by the Company for $2,000 per share. But since such time (August
1982), shares have been sold for $3,000 per share. The proposed amendment language is intended to make clear that any person or entity which is no longer qualified to be a shareholder of the Company under Article III(B) must sell his share of stock back to the Company at the price originally paid for such share of stock. As a result such shareholder cannot realize any gain or profit from such sale of the share of stock.

     (3) Fixing a Maximum Price Per Share of Stock. The third proposed revision is the addition of language to the first sentence of Article III(D) which states that a share of stock of the Company may be sold at a price of $3,000 per share, or such lesser amount as determined by the Board of Directors in its discretion. The addition of this language fixes in the Articles of Incorporation a maximum price per share in connection with the sale by the Company, although the price per share may be lower, if so determined by the Board of Directors in its discretion. As noted above, the Company has sold its shares at a price of $3,000 per share since August 1982. There is currently no intention by the Board of Directors to change the price from $3,000 per share.

     (4) Restrictions on the Sale or Other Transfer of Stock. The fourth proposed revision prohibits a shareholder from selling, assigning, or otherwise transferring (including through a pledge or hypothecation) the stock of the Company except in compliance with the provisions of Article III. Under the prior language of Article III, which is being deleted, any shareholder desiring to sell the share of stock was required to notify the Board of Directors, which then had an option for 60 days to repurchase such share of stock at the price the shareholder paid for such share of stock.

      Under the amended language of Article III(D), in the event a shareholder desires to sell such shareholder's share of stock, the shareholder must give written notice to the Company, and the Company is required to repurchase such share of stock (subject to any legal restrictions on such repurchase) within 90 days of receipt of such notice. The repurchase price remains the price the selling shareholder paid for such share of stock.
 In the event of the death of a shareholder, the Company is also required to repurchase the shareholder's share of stock at the price the deceased shareholder paid for such share of stock.

     Transfers of stock by shareholders to third parties in the past have been very limited in number and have been at the same price such shareholder paid for the share of stock. The Company does not believe this proposed amendment will result in any material change to shareholders from the current policies and procedures of the Company. In the event, for example, of the sale or other transfer by a veterinarian shareholder of his or her practice, the shareholder would be required to sell the share of stock to the Company, but the Company could then issue a new share of stock to the transferee of the veterinarian practice, assuming that such transferee met the Company's qualifying standards.

     (5)  Provisions Governing Liquidation or Dissolution of the Company.
The final proposed revision to the Company's Articles of Incorporation is the addition of a new Article X which addresses the Company's obligations upon liquidation or dissolution of the Company (an event which the Company currently believes is very unlikely). The Company's Articles of Incorporation and Bylaws are currently silent with respect to liquidation or dissolution, and under Missouri Corporation Law, the shareholders of the Company would be entitled to share on a pro rata basis in any funds remaining after payment of all liabilities of the Company in such event.

     Under the language of proposed Article X, in the event of the liquidation or dissolution of the Company, the Company must first pay all debts, liabilities and obligations legally owed by it. After payment of such obligations, the Company would then distribute to each shareholder an amount equal to the amount paid by such shareholder for his or her share of stock. In the event there would be any additional funds remaining after such distribution to shareholders, such excess funds would be distributed as follows. Each shareholder would be entitled to designate to the Company that such shareholder's pro rata portion of such funds be distributed by the Company to one of three entities: (1) the American Veterinary Medical Association; (2) the state Veterinary Medical Association selected by the shareholder; or (3) the College of Veterinary Medicine selected by the shareholder.

     Under proposed Article X, no shareholder would receive any gain or "profit" from the ownership of the share of Company stock in the event of the liquidation or dissolution of the Company, but would receive, at most, an amount equal to the amount paid by such shareholder for the share of stock. In the event the Company was insolvent, or had legal obligations exceeding the Company's assets, the shareholder would receive no distribution of funds in connection with the ownership of the share of Company stock.

Required Vote and Recommendation

     Approval of the above-described amendments to the Articles of Incorporation requires a two-thirds vote of the shares of the Company at a meeting in which a majority of the shares are represented. Proxies which are submitted to the Company but on which the shareholder abstains from voting on this issue (Proposal 1 on the Proxy Card), will count towards the necessary quorum, but will have the same effect as a negative vote on the proposal to amend the Articles of Incorporation.

     For the reasons set forth above, the Board of Directors believes that the adoption of the proposed amendments to the Articles of Incorporation is in the best interests of the Company and its shareholders and unanimously recommends that shareholders vote "FOR" the proposal which Proposal 1 on the Company's Proxy Card.

Proposed Amendments to the Company's Bylaws

     The purpose for the proposed amendments to the Company's Bylaws (as provided for by the Sixth Amendment to the Bylaws as shown at Appendix B) is to make the Bylaws consistent with the amendments proposed to the Articles of Incorporation. In this regard, two sections of the Bylaws are proposed to be amended, Sections 4 and 5 of Article VI.

     (1) Prohibition on the Payment of Dividends. The first proposed revision to the Company's Bylaws is the replacement in its entirety of
Article VI, Section 5 of the Bylaws. This section currently provides that the Board of Directors of the Company may declare dividends as and when deemed expedient, provided that the Board in its discretion is given authority to set apart funds for working capital or contingency reserves.
The new language proposed for this section prohibits any payment of dividends by the Company on its common stock, consistent with the proposed amendment to
Article III(A) discussed above. As noted above, the Company has never paid any dividends on its common stock, and has no intention to do so, and thus this proposed amendment is consistent with the past and current practices and policies of the Company. The proposed amendment also adds a statement that any payment to shareholder upon the liquidation or dissolution of the Company is to be done in accordance with the Company's Articles of Incorporation. The Bylaws are currently silent as to any distributions to shareholders upon liquidation or dissolution of the Company.

     (2) Deletion of Reference to Dividends in Closing of Transfer Books. The second proposed revision to the Company's Bylaws is the deletion of various references to the determination of the record date in connection with the payment of any dividends by the Company. Since the Company will be prohibited from paying any dividends if the proposed amendments to the Articles of Incorporation and Bylaws are passed, these references are deleted for consistency purposes, and to avoid any implication that payment of dividends is permissible.

Required Vote and Recommendation

     Approval of the above-described proposed amendments to the Company's Bylaws requires a majority vote of the shareholders at a meeting at which a quorum (which is a majority of the total number of shares issued and outstanding) is present. Proxies which are submitted to the Company but on which the shareholder abstains from voting on this issue (Proposal 2 on the Proxy Card), will count towards the necessary quorum, but will have the same effect as a negative vote on the proposed amendments to the Bylaws.

     For the reasons set forth above, the Board of Directors believes that adoption of the proposed amendments to the Bylaws of the Company is in the best interests of the Company and its shareholders and unanimously recommends that shareholders vote "FOR" the proposal which is Proposal 2 on the Proxy Card.

     Effect of the Amendments to the Company's Articles of Incorporation and Bylaws

     In addition to the specific effects of the proposed amendments to the Company's Articles of Incorporation and Bylaws described above, the Company also intends to deregister its common stock under the Exchange Act after the adoption of the proposed Amendments to the Articles of Incorporation and Bylaws. The Company will no longer be required to file Exchange Act reports with the SEC as a result of such deregistration, including quarterly reports on Form 10-Q and annual reports on Form 10-K. In addition, the Company will not be required to file its proxy statements with the SEC, or comply with the SEC proxy rules in connection with its annual or special meetings of shareholders. As a result, although the Company intends to continue to make available annual audited financial statements to its shareholders, the Company will not be required to file, and shareholders will not have access to, periodic SEC filing documents which may provide helpful information about the Company to the shareholders.

          OWNERSHIP OF SECURITIES BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table identifies the members of the Board of Directors of the Company. Each director is also a shareholder of the Company who, directly or indirectly through his veterinary practice group, owns one share of stock in the Company. Since each shareholder of the Company owns only one share of stock, there are no shareholders owning 5% or more of the Company's common stock.

Director's Name, Address and District               Term Expires

Dr. M.K. Moore, Chairman of the Board                   1997
Kimo, Inc.
R.R. #1, Box 13
Superior, Nebraska  68978
District 1

Dr. Robert Hertzog (Chairman Emeritus)                  1996
Lee's Summit Animal Clinic
411 S. Market
Lee's Summit, Missouri  64063

Dr. Daryl Olsen, Vice Chairman                           1998
Audubon-Manning Vet Clinic
1786-190th St.
Audubon, Iowa  50025
District 2

Dr. Tony Forshey, Secretary                              1997
Northwest Veterinary Hospital
3491 SH 108 P.O. Box 321
Wauseon, Ohio  43567
District 6

Dr. Matt Caldwell                                        1996
Milledgeville Veterinary Clinic
Box 100, Rt 88
Milledgeville, Illinois  61051
District 3

Dr. Charles Koenig                                       1996
Limerick Veterinary Hospital
345 West Ridge Pk
Limerick, Pennsylvania 19468
District 7

Dr. James S. Reid                                        1998
Vienna Animal Hospital, Inc.
531 Maple Ave. West
Vienna, Virginia  22180
District 8

Dr. Dick Taylor                                          1999
Howard County Vet Service, P.C.
293 Hwy 5 & 240
Fayette, Missouri  65248

District 4

Dr. Pete Sherlock                                        1999
Washington Vet Clinic
RR 2
Washington, KS  66968
District 5

     Dr. Lionel Reilly is the President and Chief Executive Officer of the Company, a position which he has held since January 1, 1983. Neither Dr. Reilly, nor any management officers or employees of the Company own any shares of the Company.

                              SHAREHOLDER PROPOSAL

     The Company currently expects to hold its next meeting of shareholders for the election of directors no later than mid-December 1996. In order for any shareholder proposal to be included as an item of business for this meeting of shareholders of the Company, it must be received at the principal executive offices of the Company no later than October 15, 1996.

                                  OTHER BUSINESS

     The Board of Directors does not know of any other matter to be presented at the Special Meeting, but should any other matter properly come before the Special Meeting or any adjournment thereof, Proxies will vote on such matter in accordance with their best judgment.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             Dr. Lionel Reilly, President
July   , 1996

TO BE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING OF SHAREHOLDERS, WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON.

                                   APPENDIX A

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
PROFESSIONAL VETERINARY PRODUCTS, LTD.

     Pursuant to the provisions of the corporation laws of the State of Missouri, Section 351.085, the undersigned Corporation does hereby make the following Certificate of Amendment by the hands of its duly authorized officers:

FIRST:   The name of the Corporation is Professional Veterinary Products,
Ltd.

SECOND: The shareholders of the Corporation duly adopted the following resolutions by at least a 2/3 vote at a properly held and constituted shareholder's meeting at which a quorum of the shares were present on the 17th day of August, 1996, in Kansas City, Missouri.

RESOLVED, that Article III of the Articles of Incorporation be amended to read in its entirety as follows: [Underlined text or text in all capital letters is new language. Text in brackets is to be deleted.]


     (A) The aggregate number, class and par value, if any, of shares which the Corporation shall have authority to issue shall be: The total authorized capital stock of the Corporation shall be 30,000, and the capital stock shall have no par value. THE CORPORATION SHALL NOT PAY ANY DIVIDENDS ON ITS CAPITAL STOCK.

     (B) No one may own stock in the Corporation other than a licensed, practicing veterinarian (or business entity comprised of veterinarians such as a partnership or a corporation) the majority of whose practice is within a 50-mile practice area. Stock shall not be issued to a veterinarian who does not have a reputation of a high standard for morals, ethics, and excellence in his practice. Further, no solo practitioner nor practice with multiple veterinarians may own more than one (1) share of the Corporation's stock. Veterinarians involved in a multiple veterinary practice may not own stock if the practice itself already owns one (1) share of stock or if any of that veterinarian's fellow practitioners own a share of stock.

     (C) If a shareholder owes money to the Corporation and fails to make payments by the due date, the Board of Directors shall have the option to repurchase the stock owned by the shareholder at the price the shareholder paid for the stock. This option shall extend for a period of six months after due date of the debt. IN THE EVENT A SHAREHOLDER IS NO LONGER QUALIFIED TO BE A SHAREHOLDER UNDER ARTICLE III(B) ABOVE, THEN THE CORPORATION SHALL REPURCHASE THE STOCK OWNED BY SUCH SHAREHOLDER, AND SUCH SHAREHOLDER SHALL SELL SUCH STOCK TO THE CORPORATION, AT THE PRICE THE SHAREHOLDER PAID FOR SUCH STOCK.

     (D) The Corporation shall sell a share of stock only to a qualified veterinarian or practice after the approval of the Board of Directors of the Corporation, AT A PRICE OF $3,000 PER SHARE, OR SUCH LESSER AMOUNT AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION.
[Any shareholder desiring to sell stock must notify the Board of Directors of the Corporation of the intended transferee. The Board will then have an option for 60 days to repurchase the shareholder's stock at the price the shareholder paid for the stock.] NO SHAREHOLDER OF THE CORPORATION MAY SELL, ASSIGN, OR OTHERWISE TRANSFER (INCLUDING THROUGH ANY PLEDGE OR HYPOTHECATION) ANY STOCK
OF THE CORPORATION HELD BY SUCH SHAREHOLDER EXCEPT IN COMPLIANCE WITH THIS
ARTICLE III. IN THE EVENT A SHAREHOLDER DESIRES TO SELL SUCH SHAREHOLDER'S SHARE OF STOCK, SUCH SHAREHOLDER SHALL GIVE WRITTEN NOTICE OF PROPOSED SALE
TO THE CORPORATION, AND THE CORPORATION SHALL, SUBJECT TO ANY LEGAL RESTRICTIONS ON SUCH PURCHASE, REPURCHASE SUCH SHARE OF STOCK FROM THE
SELLING SHAREHOLDER WITHIN NINETY DAYS OF RECEIPT OF SUCH WRITTEN NOTICE OF SALE AT THE PRICE THE SELLING SHAREHOLDER PAID FOR SUCH SHARE OF STOCK. IN
THE EVENT OF THE DEATH OF A SHAREHOLDER, THE CORPORATION SHALL REPURCHASE
SUCH SHARE OF STOCK FROM THE LEGAL REPRESENTATIVE OF THE ESTATE OF THE
DECEASED SHAREHOLDER, AND SUCH LEGAL REPRESENTATIVE SHALL SELL SUCH SHARE OF STOCK TO THE CORPORATION AT THE PRICE THE DECEASED SHAREHOLDER PAID FOR SUCH SHARE OF STOCK.


     RESOLVED, that a new Article X be added to the Articles of Incorporation of the Corporation as follows:

     Upon the liquidation or dissolution of the Corporation, in the event the Corporation has excess funds or assets after payment of all debts, liabilities and obligations legally owed by the Corporation, such funds or assets shall be distributed first to the shareholders of the Corporation provided that each shareholder shall be paid no more than the amount such shareholder paid for the share of stock held by such shareholder. Any funds or assets remaining after the distribution to shareholders shall be distributed as follows: Each shareholder shall be entitled to designate to the Corporation that any excess funds, determined on a pro rata per shareholder basis, shall be distributed by the Corporation to either (i) the American Veterinary Medical Association, (ii) the state Veterinary Medical Association selected by the shareholder, or (iii) the College of Veterinary Medicine selected by the shareholder.

     FURTHER RESOLVED, that since the Board of Directors and Shareholders of the Corporation have adopted the aforesaid

Amendments, the Corporation is hereby authorized to make by the hands of its President and Secretary a Certificate setting forth the Amendments and cause the same to be filed pursuant to the corporate laws of the State of Missouri.

     THIRD: The total number of outstanding shares having voting power of the Corporation is 870 and the total number of votes entitled to be cast by the holders of all of the outstanding shares is 870. Of the 870 shares
entitled to vote,    , representing over 2/3 of those voting, voted for these
Amendments, and     voted against these Amendments.

Dated this     day of      , 1996.

                              PROFESSIONAL VETERINARY PRODUCTS,LTD.

                                By:

                                   Dr. Lionel Reilly, President

ATTEST:

Dr. Tony Forshey, Secretary
[Affix Seal]

                                  APPENDIX B

                             SIXTH AMENDMENT TO

                                THE BYLAWS OF

                   PROFESSIONAL VETERINARY PRODUCTS, LTD.

The following Amendments to the Bylaws of Professional Veterinary Products, Ltd. were made at a Special Meeting of Shareholders of the Corporation held on August 17, 1996, at Kansas City, Missouri:

     RESOLVED, that Section 5 of Article VI is hereby amended in its entirety to state as follows:
[Deleted language is crossed out or in brackets; new language is underlined or in all capital letters.]

Section 5. [DIVIDENDS. Subject to the provisions of the Articles of Incorporation, if any, the directors may declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall think conducive to the interest of the corporation.]
NO PAYMENT OF DIVIDENDS. THE CORPORATION SHALL NOT PAY ANY DIVIDENDS ON ITS CAPITAL STOCK. ANY PAYMENT TO SHAREHOLDERS FROM THE CORPORATION UPON LIQUIDATION OR DISSOLUTION OF THE CORPORATION SHALL BE IN ACCORDANCE WITH THE CORPORATION'S ARTICLES OF INCORPORATION.

     RESOLVED, that Section 4 of Article VI is hereby amended in its entirety
to state as follows:   [Deleted language is crossed out or in brackets.]

     Section 4. CLOSING OF TRANSFER BOOKS. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders [or the date for the payment of any dividend] or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders [or the date for the payment of any dividend], or the date for the allotment of rights, or the date when any change or conversion of or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to receive
[payment of any such dividends, or to] any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, and in such cases such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, [or to receive payment of such dividends], or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

     No further Amendments were made to the Bylaws at the time of the Special Meeting of the Shareholders held on August 17, 1996 at Kansas City, Missouri.

     I, Dr. Tony Forshey, being the Secretary of Professional Veterinary Products, Ltd., do hereby certify that I am Secretary of the Corporation and that these Amendments to the Bylaws were adopted at a Special Meeting of the Shareholders held on August 17, 1996, at Kansas City, Missouri.

     WITNESS MY HAND and corporation seal this     day of      , 1996.

_________________________________
                                   Dr. Tony Forshey, Secretary
(Affix seal)

                                     PROXY

                 IMPORTANT - PLEASE SIGN AND RETURN IMMEDIATELY

                     PROFESSIONAL VETERINARY PRODUCTS, LTD.
                                 10100 J Street
                             Omaha, Nebraska  68127

           This Proxy is solicited on behalf of the Board of Directors for the Special Meeting of Shareholders

     The undersigned shareholder of Professional Veterinary Products, Ltd. (the "Company") hereby constitutes and appoints Dr. Daryl Olsen, Dr. Pete Sherlock and Dr. James Reid, and each or any of them, with full power of substitution, as Proxies of the undersigned to vote and otherwise act in respect of the share of common stock of the Company, which the undersigned may be entitled to vote at the Special Meeting of shareholders of the Company to be held on Saturday, August 17, 1996, at 8:00 a.m., Central Daylight Time, at Bartle Hall Convention Center, 301 West 13th, Kansas City, Missouri, or any adjournment thereof, with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side.

                   Continued on reverse side

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1.  AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION;
Proposal to amend Article III of the Company's Articles of


Incorporation, and add a new Article X to the Articles of Incorporation, as provided in the Company's Proxy Statement.

          FOR             AGAINST            ABSTAIN
          / /               / /                / /


2. AMENDMENT TO THE COMPANY'S BYLAWS; Proposal to amend Article VI of the Company's Bylaws, as provided in the Company's Proxy Statement.

          FOR             AGAINST            ABSTAIN
          / /               / /                / /


3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, INCLUDING BUT NOT LIMITED TO, MATTERS PRESENTED AT THE SPECIAL MEETING WHICH WERE NOT KNOWN TO THE BOARD OF DIRECTORS A REASONABLE TIME BEFORE THE SOLICITATION OF PROXIES.

IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS
ABOVE.

     Please sign exactly as name appears hereon. When signing as attorney, personal representative, trustee, or guardian, please give full title. All joint owners and trustees should sign. If the signer is a corporation, please sign in full corporate name, by duly authorized officer.

                         ______________________________________
                         Signature (no witness required)
                         ______________________________________
                         Signature

                         Dated:________________________________

        Please Sign and Date Here and Return Promptly